Exhibit 32.2

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Edward A. Spehar, certify that, to my knowledge, (i) Brighthouse Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Brighthouse Financial, Inc.

Date: February 23, 2023

/s/ Edward A. Spehar
Edward A. Spehar
Executive Vice President and Chief Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Brighthouse Financial, Inc. (the “Company”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.